BALDWIN AMERICAS CORPORATION
                    1801 Robert Fulton Drive
                           Suite 417
                     Reston, Virginia 22091




                   BALDWIN TECHNOLOGY LIMITED
                        Clarendon House
                     Hamilton, HM11 Bermuda





                BALDWIN TECHNOLOGY COMPANY, INC.
                       65 Rowayton Avenue
                  Rowayton, Connecticut 06853


                                        February __, 1997



To Each of the
Purchasers Listed on the
Purchaser Schedule:

          Reference is made to the Note Agreement, dated as of October 29, 1993, among Baldwin Americas Corporation ("BAM"), Baldwin Technology Limited ("BTL", and together with BAM, the "Borrowers"), Baldwin Technology Company, Inc. (the "Company") and John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Life Insurance Company of America, as amended on October 26, 1995 and October 29, 1996 (as so amended, the "Note Agreement"). Capitalized terms shall have the meanings set forth in the Note Agreement.

     The parties hereto agree as follows:

     1. Paragraph 6A(1) of the Note Agreement is hereby amended to read as follows:

           "6A(1). Consolidated Net Worth. Permit Consolidated Net Worth, calculated as of the last day of any fiscal quarter of the Company after October 1, 1996, to be less than (i) $45,000,000, plus (ii) an amount equal to 50% of the aggregate of the Consolidated Net Income (without deduction for quarterly losses) in each fiscal quarter thereafter."

2. Paragraph 6B of the Note Agreement is hereby amended to read as follows:

     "6B. Restricted Payments. They will not make, and will not permit any of their Subsidiaries to make, any Restricted Payments unless:

           (i) the aggregate of all such Restricted Payments made after January 1, 1997 does not exceed the sum of (x)
           $1,250,000; plus (y) the net cash proceeds received by the Company from the issuance of shares of Eligible Capital Stock; plus (z)(a) 50% of the Consolidated Net Income from January
           1, 1997 through the Company's fiscal quarter most recently ended for which financial statements have been (or are required to have been) furnished to the Holders in accordance with paragraph 5A(I) or 5A(ii), as the case may be, taken as a single accounting period or, (b) in the event Consolidated Net Income for such period shall be a negative number, 100% of such
                    amount (expressed as a negative number); and

                (ii)      no Event of Default or Default exists immediately
              before or immediately after such payment or would otherwise reasonably be anticipated to result therefrom.
            In calculating compliance with paragraph (i) of this paragraph
              6B, stock repurchases made by the Company during the period of October 1, 1996 through February 4, 1997, in the aggregate amount of $230,000, shall not be counted against the amount set forth in clause (x) above."

          3. A new paragraph 6G is added to the Note Agreement to read as follows:

          "6G. Ratio of Funded Debt to Consolidated Operating EBIT.  They
      will not permit, as of the last day of any fiscal quarter ended on or prior to September 30, 1988, the ratio of Consolidated Funded Debt to
       Consolidated Operating EBIT for the period indicated below ended as of such fiscal quarter to be greater than the ratio set forth opposite such period:

                                        Required Ratio of Consolidated
                                        Funded Debt to Consolidated
                                        Period Operating EBIT

          Each period of four                3.25 to 1.00
               consecutive fiscal
               quarters ended
               March 31, 1997,
               June 30, 1997,
               September 30, 1997,
               December 31, 1997,
               March 31, 1998,
               June 30, 1998 and
               September 30, 1998

   In calculating the foregoing ratio, the charge in an amount not to exceed $50,000,000, incurred in the fiscal quarter ended December
      31, 1996, relating to Misomex, shall be excluded from the calculation of Consolidated Operating EBIT."

      4. The following defined terms are added, in appropriate alphabetical order, to the Note Agreement in Paragraph 10B:

        "Consolidated Interest Expense" means, with respect to the  Company and its Subsidiaries for any period, the gross interest expense of the
       Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis, including, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees with respect to interest rate protection agreements)payable in connection with the incurrence of Debt to the extent included in interest expense and (iii) the portion of any Capitalized Lease allocable to interest expense.  For purposes of the foregoing, gross interest expense shall be determined after (x) giving effect to any net payments made or received by the Company and its Subsidiaries with respect to interest rate protection agreements entered into as a hedge against interest rate exposure; and (y) excluding therefrom the gross interest expense of any Person accrued prior to the date it becomes a Subsidiary."

               "Consolidated Operating EBIT" shall mean with respect to the Company and its Subsidiaries for any period, the sum of (i)
       Consolidated Net Income, (ii) Consolidated Interest Expense and (iii)
             (to the extent deducted in calculating Consolidated Net Income) current and deferred taxes on income and provision for taxes on unremitted foreign earnings which are included in gross revenues, all on a consolidated basis in accordance with GAAP."

5. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject mater hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

    6    Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of The Commonwealth of Massachusetts (without giving
effect to          principles of conflicts law).


          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company and the Borrowers, whereupon this letter shall become a binding agreement among the Prchasers, the Borrowers and the Company.

                              Very truly yours,

                              BALDWIN TECHNOLOGY COMPANY, INC.


                              By: ___________________________________
                                   Title:



                              BALDWIN AMERICAS CORPORATION


                              By: ____________________________________
                                   Title:



                              BALDWIN TECHNOLOGY LIMITED


                         By:_____________________________________
                                   Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

JOHN HANCOCK MUTUAL LIFE
     INSURANCE COMPANY


By: ____________________________
     Title:



JOHN HANCOCK VARIABLE LIFE
       INSURANCE COMPANY


By: _____________________________
     Title:



JOHN HANCOCK LIFE INSURANCE
       COMPANY OF AMERICA


By: ______________________________
     Title: